UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 13, 2008

Simtek Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	0-19027 (Commission File Number)	84-1057605 (IRS Employer Identification #)
4250 Buckingham Dr. #100, Colorado Springs, CO 80907 (Address of Principal Executive Office)

(719) 531-9444

(Registrant’s telephone number, including area code)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

On February 19, 2008, Simtek Corporation (“Simtek”) announced the formation of its majority owned subsidiary, AgigA Tech, Inc., a Delaware corporation (“AgigA”).  AgigA plans to focus on the development and commercialization of low-cost, ultra-high density, nonvolatile random access memory (NVRAM) solutions.  A copy of the press release is attached as Exhibit 99.1.

Simtek owns all of the preferred stock of AgigA, which gives it voting control of AgigA and substantially all of the economic interests in AgigA until the occurrence of certain liquidity events.  The minority stockholders are certain employees of AgigA, including Ronald Sartore, who holds 100 shares of common stock of AgigA, representing a 10% equity interest of AgigA on a fully diluted basis.  In addition, as is customary for emerging growth companies, a portion of the equity has been set aside for future issuance to employees and others in connection with services to be rendered.  As described below, Mr. Sartore was a director of Simtek until becoming a stockholder of AgigA.

As of February 13, 2008, Simtek, AgigA and Ronald Sartore entered into a Founders Stock Agreement (the “Agreement”).  Under the Agreement, Mr. Sartore’s common stock vests over five years.  Subject to certain exceptions, Mr. Sartore must remain an employee of AgigA for vesting to occur.  Mr. Sartore’s common stock will become immediately vested upon an initial public offering or changed of control of AgigA.  If Mr. Sartore ceases performing services for AgigA, Sartore will immediately transfer to AgigA all shares that have not become vested.

Pursuant to the terms of the Agreement, AgigA has the right of first refusal to acquire Mr. Sartore’s shares upon a proposed sale of such shares.  AgigA also has the right to acquire Mr. Sartore’s shares of common stock upon his termination from employment with AgigA upon certain circumstances.  If Simtek proposes to sell a substantial portion of its interest in AgigA, Mr. Sartore has the right to include some of his vested shares in such sale.

The Agreement provides the terms and procedures pursuant to which Simtek will provide additional funding to AgigA.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 13, 2008, Ronald Sartore resigned as a director from the Simtek Board of Directors.  Mr. Sartore resigned to focus on his new role with Simtek’s majority-owned subsidiary, AgigA.  He will serve as president and as a director of AgigA.

Item 8.01

Other Events.

The Board of Directors of Simtek has noted the trend for many public companies to separate the offices of Chairman of the Board of Directors and Chief Executive Officer.  Accordingly, on February 13, 2008, the Board of Directors elected current director Robert C. Pearson as the non-executive Chairman of the Board of Directors of Simtek.  Harold Blomquist will remain the Chief Executive Officer and a Director of Simtek.  A copy of the press release describing such changes is attached hereto as Exhibit 99.2.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number

Description

99.1

Press release of Simtek, dated February 19, 2008.

99.2

Press release of Simtek, dated February 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTEK CORPORATION

By:       /S/ HAROLD A. BLOMQUIST

Harold A. Blomquist, President and Chief Executive Officer

February 20, 2008

EXHIBIT INDEX

Exhibit Number

Description

99.1

Press release of Simtek, dated February 19, 2008.

99.2

Press release of Simtek, dated February 20, 2008.